Exhibit 99.1

FORM OF AMENDMENT

[FIRST/SECOND] AMENDMENT TO THE [AMENDED AND RESTATED] EXECUTIVE

EMPLOYMENT AND NONCOMPETITION AGREEMENT

THIS [FIRST/SECOND] AMENDMENT TO THE [AMENDED AND RESTATED] EXECUTIVE EMPLOYMENT AND NONCOMPETITION AGREEMENT (“Amendment”), between RSC Equipment Rental, Inc., f/k/a Rental Service Corporation (together with any successor thereto, the “Company”) and [NAME] (“Executive”), is entered into on December 16, 2011.

RECITALS:

WHEREAS, the parties entered into an Amended and Restated Executive Employment and Noncompetition Agreement on [            ], [as amended by that certain First Amendment to the Amended and Restated Executive Employment and Noncompetition Agreement, dated [            ]] (collectively the “Employment Agreement”);

WHEREAS, Executive and the Company have agreed to amend and modify certain terms of the Employment Agreement, with the understanding that all other provisions of the Employment Agreement shall remain unchanged.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the adequacy and sufficiency of which is hereby acknowledged, the Company and Executive agree as follows:

1.	[For Patricia Chiodo and Juan Carsillo only:]

Change in Control Severance. If Executive’s employment is terminated either by the Company other than “For Cause” or by the Executive for “Good Reason” (as such terms are defined in the Employment Agreement) upon or within twelve (12) months following a “Change in Control” of RSC Holdings Inc. (as such term is defined in Amended and Restated Stock Incentive Plan as in effect on the date hereof, and the terms of which are incorporated herein by reference) (a “CIC”), the Severance Period, as defined in Section 2.5(a)(1) of the Employment Agreement, shall be for the period of twenty-four (24) months. For the avoidance of doubt, upon any termination of employment by the Company other than For Cause or by the Executive for Good Reason that does not occur upon or within twelve (12) months following a CIC, the Severance Period as set forth in Section 2.5(a)(1) of the Employment Agreement, as in effect prior to this Amendment, shall control.

2. COBRA Benefits. For the purposes of clarity and consistency with the historical practice of the Company, Section 2.5(a)(2) of the Employment Agreement is deleted in its entirety and substituted with the following:

“Upon Executive’s separation from service, if Executive is eligible for and enrolled in the Company’s medical and dental benefit programs, the Company will provide the necessary forms, including the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) notifications, to transfer the responsibility and right to continue those benefits to Executive, which under COBRA are typically at his expense, for the time period allowed by law or under the applicable programs. However, assuming Executive is eligible and timely elects to continue such benefit coverage under COBRA, the Company will pay Executive’s COBRA coverage premiums for medical and dental insurance (for Executive and Executive’s eligible dependents) for the period commencing upon the Executive’s separation from service and continuing until the earlier of: (1) the expiration of the Severance Period; or (2) the date Executive is eligible for medical and dental insurance benefits by another employer (the “Health Benefit Payment Period”).

Additionally, if Executive’s COBRA coverage eligibility period expires prior to the end of the Severance Period, the Company shall pay insurance premiums during the Severance Period that will support a substantially similar level of coverage under individual medical and dental insurance policies (for Executive and Executive’s eligible dependents) until the expiration of the Health Benefit Payment Period. Such payments shall be subject to any applicable tax withholding.

The Company’s obligation under this sub-section is to pay the applicable insurance premiums and Executive is not entitled to a cash payment in substitution thereof, except as specifically provided below. Upon the conclusion of the Health Benefit Payment Period, the Executive will be responsible for the entire payment of any premiums to continue Executive’s (and Executive’s eligible dependents’) medical and dental insurance coverage.

Notwithstanding the foregoing, if at any time the Company determines, in its sole discretion, that it cannot provide the foregoing medical and dental insurance premium benefits to Executive without potentially incurring financial costs or penalties under applicable law (including, without limitation, Section 2716 of the Public Health Service Act), then in lieu of paying such insurance premiums on Executive’s behalf, the Company will instead pay Executive on the last day of each remaining month of the Health Benefit Payment Period a fully taxable cash payment equal to the insurance premium otherwise payable to the applicable insurers for that month, subject to applicable tax withholding (such amount, the “Special Severance Payment”), such Special Severance Payment to be made without regard to Executive’s election of COBRA or individual policy coverage or payment of medical or dental insurance premiums and without regard to Executive’s continued eligibility for coverage during the Health Benefit Payment Period. Such Special Severance Payment shall end upon expiration of the Health Benefit Payment Period.”

3. Life Insurance Benefits. Section 2.5(a)(3) of the Employment Agreement is deleted in its entirety and substituted with the following:

“Upon termination of employment, Executive is not eligible to continue participation in the Company group life insurance program. The Company will therefore pay the premiums during the Severance Period that will support the same level of coverage for Executive in an individual term life policy as was in effect under the Company’s policy immediately prior to termination. The Company’s obligation under this sub-section is to pay the applicable insurance premiums and Executive is not entitled to a cash payment in substitution thereof. Such payments shall be subject to any applicable tax withholding.”

4. Section 409A. The following new Section 2.5(e) is hereby added to the Employment Agreement:

“(e) Section 409A. Notwithstanding anything to the contrary herein, the following provisions apply to the extent severance benefits provided herein are subject to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations and other guidance thereunder and any state law of similar effect (collectively “Section 409A”). Severance benefits shall not commence until Executive has a “separation from service” for purposes of Section 409A. Each installment of severance benefits is a separate “payment” for purposes of Treas. Reg. Section 1.409A-2(b)(2)(i).

Executive shall receive severance benefits only if Executive executes and returns to the Company, within the applicable time period set forth therein but in no event more than forty-five (45) days following the date of separation from service, the Company’s standard form of release of claims in favor of the Company, and permits such release to become effective in accordance with its terms (such latest permitted effective date, the “Release Deadline”). If the severance benefits are not covered by one or more exemptions from the application of Section 409A and the separation agreement could become effective in the calendar year following the calendar year in which Executive separates from service, the separation agreement will not be deemed effective any earlier than the Release Deadline. None of the severance benefits will be paid or otherwise delivered prior to the effective date, or deemed effective date, of the release of claims.

The severance benefits are intended to qualify for an exemption from application of Section 409A or comply with its requirements to the extent necessary to avoid adverse personal tax consequences under Section 409A, and any ambiguities herein shall be interpreted accordingly.”

5. Clawback Policy. The following new Section 2.7 is hereby added to the Employment Agreement as follows:

“Section 2.7. Clawback Policy. Any benefits provided to Executive hereunder shall be subject to recoupment in accordance with any compensation recovery policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law.”

6. Limitation on Payments. The following is hereby added to the Employment Agreement [as a new Section             ] [to replace in its entirety Section         ]

“Section            . Limitation on Payments.

(a) In the event it is determined that any of the payments or benefits (including, without limitation, accelerated vesting of equity rights or other benefits) otherwise payable to Executive under this Agreement or any other plan, arrangement or agreement with the Company or any Affiliate (collectively, the “Payments”), including by reason of Executive’s termination of employment in connection with a Change in Control or other event that constitutes a change in ownership or control of the Company as defined in Code Section 280G (a “Statutory Change in Control”) would be subject to the excise tax imposed by Code Section 4999 (the “Excise Tax”), then such Payments shall be reduced or eliminated to the extent necessary so that the aggregate Payments received by Executive will not be subject to the Excise Tax, but only if by reason of such reduction, the net after-tax benefit to Executive exceeds the net after-tax benefit to Executive without any such reduction. “Net after-tax benefit” for these purposes shall mean the sum of (i) the Payments to be made less (ii) the amount of federal income and employment taxes payable by Executive with respect to such Payments, calculated at the maximum marginal income tax rate for the year of payment (based upon the rate in effect for such year as set forth in the Code at the time of the Statutory Change of Control) and less (iii) the amount of Excise Tax imposed with respect to such Payments. In the event of any conflict between the terms of this Section and the terms of another agreement between the Company and Executive in effect on the date of this Amendment and designed to limit payments to Executive that may be subject to excise tax under Code Section 4999, the terms of this Section shall control.

(b) If a reduction in the Payments is necessary, reduction shall occur in the following order: first, a reduction of cash payments not attributable to equity awards which vest on an accelerated basis; second, the cancellation of accelerated vesting of stock awards; third, the reduction of employee benefits and fourth a reduction in any other “parachute payments” (as defined in Code Section 280G). If acceleration of vesting of stock award compensation is to be reduced, such acceleration of vesting shall be cancelled in the reverse order of the date of grant of Executive’s stock awards unless Executive elects in writing a different order for cancellation. Notwithstanding the foregoing, if any reduction in Payments to be made pursuant to this Section would result in a portion of such Payments being subject to taxes pursuant to Code Section 409A that would not otherwise be subject to taxes pursuant to Code Section 409A, then the reduction specified herein shall be modified so as to avoid the imposition of taxes pursuant to Code Section 409A as follows: (i) as a first priority, the reduction shall preserve to the greatest extent possible, the greatest economic benefit for Executive as determined on an after-tax basis; (ii) as a second priority, Payments that are contingent on future events (e.g., termination of employment), shall be reduced (or eliminated) before Payments that are not contingent on future events and (iii) as a third priority, Payments that are “deferred compensation” within the meaning of Code Section 409A shall be reduced (or eliminated) before Payments that are not deferred compensation within the meaning of Code Section 409A.

(c) While it is the intention of the Company and Executive to reduce the amounts payable or distributable to Executive in accordance with this Section only if the aggregate net after-tax benefits to Executive would thereby be increased, as a result of the uncertainty in the application of Code Section 4999 at the time of an initial determination hereunder, it is possible that amounts will have been paid or distributed by the Company to or for the benefit of Executive pursuant to this Section which should not have been so paid or distributed (“Overpayment”) or that additional amounts which will have not been paid or distributed by the Company to or for the benefit of Executive could have been so paid or distributed (“Underpayment”) in accordance with this Section, in each case, consistent with the calculations hereunder and the purpose of this Section, which is to provide to Executive, on a net after-tax basis, the greatest portion of the Payments otherwise intended to be made to him, without conferring any extra benefit or imposing any extra detriment on Executive. In the event that the Accountants (as defined below), based upon the assertion of a deficiency by the Internal Revenue Service against either the Company or Executive which the Accountants believe has a high probability of success, determine that an Overpayment has been made, then Executive shall repay any such Overpayment to the Company within ten business days of his receipt of notice of such Overpayment; provided, however, that no amount shall be payable by Executive to the Company if such payment does not result in the greatest after-tax economic benefit to Executive intended by this Section. In the event that the Accountants, based upon controlling precedent or substantial authority, determine that an Underpayment has occurred, any such Underpayment shall be promptly paid by the Company to or for the benefit of Executive; provided, that any such Underpayment shall constitute a payment (within the meaning of Treas. Reg. § 1.409A-2(b)(2)) separate and apart from the Payments; and provided, further that any such Underpayment shall be deemed a disputed payment (within the meaning of Treas. Reg. § 1.409A-3(g)) and shall be made no later than the end of the first taxable year of the Company in which the Accountants determine pursuant to this Section that such Underpayment is due.

(d) The determinations with respect to this Section shall be made by the Company’s regular independent outside accountants or, in the event they shall be unable or unwilling to so serve, a nationally recognized accounting firm selected by the Company (in either case, the “Accountants”), whose determination shall be conclusive and binding upon Executive and the Company for all purposes and may be relied upon by the Company. For purposes of making the calculations required by this Section, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Code Sections 280G and 4999. The Company and Executive shall provide to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section. “

7. Notice Period. Notwithstanding anything contained in the Employment Agreement to the contrary, in the event the Executive’s employment is terminated by the Company either upon the occurrence of a CIC or within twelve months following a CIC, the Company shall, except in the case of any termination of Executive’s employment for Cause, give the Executive no less than thirty (30) days’ prior written notice of termination of employment. Executive may waive all or any part of such notice period, and the termination of Executive’s employment shall occur effective as of such waiver.

8. Miscellaneous. Executive agrees that the modifications and amendments to the Employment Agreement set forth herein shall not constitute Good Reason for Executive to resign, within the meaning of Section 2.5(a) of the Employment Agreement.

Except as modified herein, the terms and conditions of the Employment Agreement shall remain unchanged and in full force and effect.

* * *

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, or caused this Amendment to be duly executed on their respective behalf by their respective duly authorized officers, all effective as of the date and year first written above.

	September 30,	September 30,	September 30,
RSC EQUIPMENT RENTAL, INC.			EXECUTIVE

By:
	Erik Olsson		[NAME]
President and Chief Executive Officer

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